EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-203294 on Form S-3 of our reports dated February 11, 2019, relating to the financial statements of Vornado Realty L.P., and subsidiaries, and the effectiveness of Vornado Realty L. P. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vornado Realty L.P. and subsidiaries and Vornado Realty Trust for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 11, 2019